Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-3 of our report dated March 23, 2021, relating to the consolidated financial statements of AXT, Inc. as of December 31, 2020 and 2019 and for each of the three years in the period ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ BPM LLP

San Jose, California

December 3, 2021